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                                                                  EXECUTION COPY



                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of August 25, 1996 (the "Agreement"), by and between WorldCom, Inc., a Georgia corporation ("WorldCom"), and MFS Communications Company, Inc., a Delaware corporation ("MFS").

                                   RECITALS

         (A)  Merger  Agreement.   WorldCom,  MFS  and  HIJ  Corp.,  a  Delaware
corporation and wholly owned subsidiary of WorldCom ("Acquisition Subsidiary"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Acquisition Subsidiary with and into MFS (the "Merger"); and

         (B) Condition to Merger Agreement. As a condition and inducement to MFS' pursuit of the transactions contemplated by the Merger Agreement, and in consideration therefor, WorldCom has agreed to grant MFS the Option (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, WorldCom and MFS, agree as follows:

                  1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  2. Grant of Option. Subject to the terms and conditions set forth herein, WorldCom hereby grants to MFS an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $.01 per share ("WorldCom Common"), of WorldCom up to 81,224,137 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, and which represents 19.9% of the issued and outstanding shares of WorldCom Common as of the date hereof), at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $26.375.

                  3.        Exercise of Option.

                           (a)       Provided that no  preliminary  or
permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect as follows:

                  (A)       If the Merger is consummated, upon the Effective
Date;



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                  (B) If the Merger Agreement is terminated for any reason and a
Purchase Event has occurred prior to such termination, eighteen (18) months after the occurrence of such Purchase Event;

                  (C) If the Merger Agreement is terminated pursuant to Sections 7.1(a), 7.1(b), 7.1(c), 7.1(e), 7.1(f), 7.1(g) or 7.1(i) and a Purchase Event
has not occurred prior to such termination, upon such termination;

                  (D) If the Merger Agreement is terminated for any reason other than those enumerated in clause (C) above and a Purchase Event has not occurred prior to such termination, eighteen (18) months after such termination; and

                  (E) Three years from the date hereof if the Merger has not been consummated and the Merger Agreement has not been terminated by such date.

provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially MFS.

                           (b)       As used herein, a "Purchase Event" means
any of the following events:

                                    (i)      WorldCom shall have  recommended
         to its stockholders, or WorldCom or any person (other than MFS or any affiliate or associate of MFS) shall have publicly proposed or publicly announced, a bona fide WorldCom Takeover Proposal that shall not have been withdrawn at the time of the exercise of the Option; or

                                    (ii)     any person  (other  than MFS or
         any affiliate or associate of MFS) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than a group of which MFS or any affiliate or associate of MFS is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the voting power of WorldCom; or

                                    (iii)    WorldCom's  Board of Directors
         shall have withdrawn or modified in a manner adverse to MFS the recommendation of WorldCom's Board of Directors with respect to the WorldCom Proposals.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act.

                           (c)       WorldCom  shall notify  Holder  promptly
in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by WorldCom shall not be a condition to the right of Holder to exercise the Option.

                           (d)       In the event Holder  wishes to exercise
the Option, it shall send to WorldCom a written notice (the date of which being herein referred to as the "Notice Date")

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                  specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of any governmental regulatory agency is required in connection with such purchase, WorldCom shall cooperate with Holder in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                           (e)       Holder, which is initially MFS, by this
Agreement, with respect to any Option Shares acquired by it on or prior to the record date for the meeting of shareholders of WorldCom called to consider the WorldCom Proposals, does hereby constitute and appoint WorldCom, or any nominee of WorldCom, with full power of substitution, from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Time, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Option Shares as its Proxy, at every annual, special or adjourned meeting of the shareholders of WorldCom, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to WorldCom that the law of the State of Georgia may permit or require:

                                    (i)      in favor of the WorldCom
         Proposals; and

                                    (ii)     against any  proposal  for any
         recapitalization, merger (other than the Merger), sale of assets or other business combination between WorldCom and any person or
         entity (other than MFS) or any other action or  agreement   that
         would result  in  a  breach  of  any   covenant, representation  or
         warranty or any other obligation or agreement of MFS under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled.

                  THIS  POWER  OF  ATTORNEY  IS   IRREVOCABLE,   IS  GRANTED
IN CONSIDERATION OF WORLDCOM AND ACQUISITION SUBSIDIARY ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior powers of attorney and proxies appointed by Holder at any time with respect to the Option Shares and no subsequent powers of attorney or proxies will be appointed by Holder, or be effective, with respect thereto during the term of this Agreement.

                  Holder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in WorldCom the power to carry out and give effect to the provisions of this Agreement.

                  4.        Payment and Delivery of Certificates.

                           (a)       On each  Closing  Date,  Holder  shall
(i) pay to WorldCom, in immediately available funds by wire transfer to a bank account designated by WorldCom, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present this Agreement to WorldCom at the address of WorldCom specified in

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                  Section  11(f) and  WorldCom  shall  mark and return  this
Agreement  to Holder to  reflect  the exercise of this Option.

                           (b)       At each Closing,  simultaneously  with the
delivery of immediately available funds, and presentation of this Agreement as provided in Section 4(a), (i) WorldCom shall deliver to Holder
(A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, fully paid and nonassessable and subject to no preemptive rights, and (B) an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares purchasable hereunder, if any, and the remaining rights of the Holder, and
(ii) Holder shall deliver to WorldCom a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                           (c)       In  addition  to  any  other  legend  that
is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER AND VOTING OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND A STOCK OPTION AGREEMENT DATED AS OF AUGUST 25, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY WORLDCOM OF A WRITTEN REQUEST THEREFOR.

It is  understood  and agreed that the portion of the above  legend  relating
to restrictions   on  transfer   shall  be  removed  by   delivery  of
substitute certificate(s) without such legend if Holder shall have delivered to WorldCom a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to WorldCom and its counsel, to the effect that such legend is not required for purposes of the Securities Act. It is understood and agreed that the portion of the above legend relating to voting shall be removed upon expiration or termination of the proxy referred to in Section 3(e) hereof.

                           (d)       Upon the giving by Holder to  WorldCom  of
the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to WorldCom, Holder shall be deemed to be the holder of record of the shares of WorldCom Common issuable upon such exercise, notwithstanding that the stock transfer books of WorldCom
shall  then  be  closed  or  that   certificates representing such shares of
WorldCom Common shall not then be actually delivered to Holder. WorldCom shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

                           (e)       WorldCom agrees (i) that it shall at all
times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of WorldCom Common so that the Option may be exercised without additional authorization of WorldCom Common after giving

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                  effect to all other options, warrants,  convertible
securities and other rights to purchase WorldCom Common, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by WorldCom, and
(iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements, (B) in the event prior approval of or notice to any governmental regulatory agency is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Authority as it may require and (C) adopting, amending, redeeming or taking such other action with respect to any Rights Agreement adopted on or after the date hereof so as to preclude MFS from becoming an "Acquiring Person" and to preclude a "Share Acquisition Date" or a "Distribution Date" (or similar events) from occurring thereunder in order to permit Holder to exercise the Option and WorldCom duly and effectively to issue shares of the WorldCom Common pursuant hereto, as long as, after giving effect to the exercise of the Option (or any part thereof), Holder would not own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act) more than 17.5% of the issued and outstanding WorldCom Common.

                  5.        Representations and Warranties of WorldCom.
WorldCom hereby represents and warrants to MFS (and Holder, if different from MFS) as follows:

                           (a)       Corporate  Authority.  WorldCom  has full
corporate  power and  authority  to execute  and  deliver  this  Agreement  and
to  consummate   the   transactions contemplated  hereby;  the  execution  and
delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of WorldCom, and no other corporate proceedings on the part of WorldCom are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by WorldCom.

                           (b)       Beneficial  Ownership.  To the best
knowledge of WorldCom, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of WorldCom Common.

                           (c)       Shares  Reserved  for  Issuance;   Capital
Stock. WorldCom has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of WorldCom Common equal to the maximum number of shares of WorldCom Common at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                           (d)       No  Violations.  The  execution,  delivery
and performance of this Agreement does not or will not, and the consummation by WorldCom of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate

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                  of  incorporation  or  by-laws,  or the  comparable
governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin WorldCom's performance under this Agreement in any material respect.

                  6. Representations and Warranties Of MFS. MFS hereby represents and warrants to WorldCom as follows:

                           (a)       Corporate  Authority.  MFS has full
corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of
this  Agreement  and  the   consummation   of  the transactions  contemplated
hereby have been duly authorized by all necessary corporate action on the part of MFS and this Agreement has been duly executed and delivered by MFS.

                           (b)       Investment Representations.

                                    (i)      MFS is acquiring the Option and
         the Option Shares (collectively, the "Securities") for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act, or any rule or regulation under the Securities Act.

                                    (ii)     MFS has had such  opportunity  as
         it deems adequate to obtain from representatives of WorldCom such information as is necessary to permit MFS to evaluate the merits and risks of its investment in WorldCom.

                                    (iii)    MFS has  sufficient  experience in
         business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Securities and to make an informed investment decision with respect to such purchase.

                                    (iv)     MFS  acknowledges  that (1) the
         Securities have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and (2) the Securities cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

                  7.        Adjustment upon Changes in MFS Capitalization, etc.

                           (a) In the event of any change in the WorldCom Common by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option,

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                  the number and class of shares or other securities or
property that Holder would have received in respect of WorldCom Common if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of WorldCom Common are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase WorldCom Common outstanding on the date hereof or upon conversion into WorldCom Common of any convertible security of WorldCom outstanding on the date hereof), the number of shares of WorldCom Common subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of WorldCom Common previously issued pursuant hereto, equals 19.9% of the number of shares of WorldCom Common then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Merger Agreement.

                           (b)       In the event that WorldCom  shall enter
into an agreement (i) to consolidate with or merge into any person, other than MFS or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than MFS or one of its subsidiaries, to merge into WorldCom
and  WorldCom   shall  be  the  continuing  or  surviving corporation, but, in connection with such merger, the then outstanding shares of WorldCom Common shall be changed into or exchanged for stock or other securities of WorldCom or any other person or cash or any other property or the outstanding shares of WorldCom Common immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than MFS or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option to acquire the number and class of shares or other securities or property that Holder would have received in respect of WorldCom Common if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefor, as applicable.

                  8.        Registration Rights.

                           (a)       Demand  Registration  Rights.  WorldCom
shall, subject to the conditions of 8(c) below, if requested by Holder, including MFS and any permitted transferee acquiring at least 10% of the shares of WorldCom Common represented by the Option on the date hereof (each, a "Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of WorldCom Common or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and WorldCom shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws, provided, however, that WorldCom shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.



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                           (b)       Additional  Registration  Rights.  If
WorldCom at any time after the exercise of the Option proposes to register any shares of WorldCom Common under the Securities Act, WorldCom will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within thirty (30) days after receipt of any such notice (which request shall specify the number of shares of WorldCom Common intended to be included in such public offering by the Selling Shareholder), WorldCom will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such public offering, provided, however, that WorldCom may elect to not cause any such shares to be so registered (i) if such public offering is to be underwritten and the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of WorldCom Common, with respect to which WorldCom shall have received requests for registration pursuant to this Section 8(b), shall be excluded from such registration, WorldCom shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have WorldCom Common registered for sale.

                           (c)       Conditions  to  Required  Registration.
WorldCom shall use all reasonable efforts to cause each registration statement referred to in Section 8(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that WorldCom may delay any registration of Option Shares required pursuant to
Section 8(a) above for a period not exceeding ninety (90) days provided WorldCom shall in good faith determine that any such registration would adversely affect WorldCom (provided that this right may not be exercised more than once during any twelve month period), and WorldCom shall not be required to register Option Shares under the Securities Act pursuant to
Section 8(a) above:

                                    (i)      on more than one occasion during
         any calendar year;

                                    (ii)     within  ninety (90) days after the
         effective date of a registration referred to in Section 8(b) above pursuant to which the Selling Shareholder or Selling
         Shareholders   concerned  were  afforded  the opportunity  to register
         such shares under the Securities Act and such shares were registered as requested;

                                    (iii)    unless  a  request   therefor   is
         made  to   WorldCom   by   Selling Shareholders  that hold at least
         25% or more of the aggregate number of Option Shares (including shares of WorldCom Common issuable upon exercise of the Option) then outstanding; or

                                    (iv)     if all the Option Shares  proposed
         to be registered could be sold by the Selling Shareholders in a 90-day period in accordance with Rule 144.

                  In addition to the foregoing, WorldCom shall not be required to maintain the effectiveness  of any  registration  statement  after the  expiration of six
(6) months from the effective date of such registration statement. WorldCom shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that WorldCom shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                           (d)       Expenses.   Except  where   applicable
state law prohibits such payments, WorldCom will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered (not to exceed $15,000), printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if WorldCom so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 8(a) or 8(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 8(a) or 8(b) above.

                           (e)       Indemnification.  In connection  with any
registration under Section 8(a) or 8(b) above, WorldCom hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by WorldCom in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to WorldCom by such indemnified party expressly for use therein, and WorldCom and each officer, director and controlling person of WorldCom shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by WorldCom in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to WorldCom by or on behalf of such Selling Shareholder or such underwriter, as the case may be, expressly for such use.

                  Promptly  upon  receipt  by a  party  indemnified  under
this Section 8(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 8(e) except to the extent the
indemnified  party  is  materially   prejudiced   thereby.  In  case  notice
of commencement  of any such  action  shall be given to the  indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable
for any settlement  entered  into  without  its  consent,   which  consent  may
not  be unreasonably withheld.

                  If the indemnification provided for in this Section 8(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by WorldCom, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of WorldCom, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Selling Shareholder to indemnify shall be several and not joint with other holders.

                  In connection with any registration pursuant to Section 8(a) or 8(b) above, WorldCom and each Selling Shareholder (other than MFS) shall enter into an agreement containing the indemnification provisions of this Section 8(e). In the event of an underwritten public offering pursuant to Section 8(b), the Company and the Selling Shareholders shall enter into an underwriting agreement containing customary terms and provisions; provided that the indemnification provisions as they relate to Selling Shareholders shall contain substantially the same limitations as the provisions set forth herein.

                           (f)       Miscellaneous   Reporting.   WorldCom
shall   comply   with  all   reporting requirements and will do all such other
things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. WorldCom shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Securities Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                           (g)       Issue  Taxes.  WorldCom  will  pay all
stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will hold the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                  9. Quotation; Listing. If WorldCom Common or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on any securities exchange, WorldCom, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of WorldCom Common or other securities to be acquired upon exercise of the Option on such securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                  10. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of WorldCom for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of WorldCom Common purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by WorldCom of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, WorldCom will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of WorldCom, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  11.       Miscellaneous.

                           (a)       Expenses.  Each of the  parties  hereto
shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                           (b)       Waiver and  Amendment.  Any  provision of
this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                           (c)       Entire   Agreement:   No   Third-Party
Beneficiaries;   Severability.   This Agreement,  together  with the  Merger
Agreement and the other documents and instruments referred to herein and therein, between WorldCom and MFS (i) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 8(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to
Section 11(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Governmental Authority to be invalid, void or
unenforceable,   the   remainder  of  the  terms,   provisions,   covenants
and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Governmental Authority determines that the Option does not permit Holder to acquire the full number of shares of WorldCom Common as provided in Section 3 (as may be adjusted herein), it is the express intention of WorldCom to allow Holder to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.

                           (d)       Governing  Law. This  Agreement  shall be
governed and construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law rules.

                           (e)       Descriptive  Headings.  The  descriptive
headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                           (f)       Notices.  All notices and other
communications  hereunder shall be in writing and  shall  be  deemed  given  if
delivered   personally,   telecopied   (with confirmation)  or  mailed  by
registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

                           (g)       Counterparts.  This  Agreement  and any
amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered, it being understood that both parties need not sign the same counterpart.

                           (h)       Assignment.  Neither  this  Agreement  nor
any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                           (i)       Further Assurances.  In the event of any
exercise of the Option by Holder,

                  WorldCom and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                           (j)       Specific  Performance.  The parties
hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, MFS and WorldCom have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.



                                 MFS COMMUNICATIONS COMPANY, INC.



                                 By: /s/ James Q. Crowe
                                 Name:      James Q. Crowe
                                 Title:     Chairman of the Board and
                                             Chief Executive Officer


                                 WORLDCOM, INC.



                                 By: /s/ Bernard J. Ebbers
                                 Name:      Bernard J. Ebbers
                                 Title:     President and Chief Executive
                                             Officer